Exhibit 99.1

VIVINT SOLAR ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

Cost per Watt decreased to $2.94

Retained Value Increased 64% Year-over-Year

Revenue Increased 116% Year-over-Year

LEHI, Utah, August 8, 2016 -- Vivint Solar (NYSE: VSLR), today announced financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Operating Highlights

Key operating and development highlights for the quarter ended June 30, 2016 include:

•	MW Booked of approximately 74 MWs for the quarter, approximately flat year-over-year.

•	MW Installed of approximately 61 MWs, down 6% year-over-year. Total cumulative MWs installed were approximately 575 MWs.

•	Installations were 8,641 for the quarter, down 7% year-over-year. Cumulative installations were 84,872.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $191 million during the quarter and was approximately $2.3 billion, up 56% year-over-year.

•	Estimated Retained Value increased by approximately $103 million during the quarter to approximately $1.1 billion, up 64% year-over-year.

•	Estimated Retained Value per Watt was $1.95.

•	Cost per Watt was $2.94, down from $3.34 in the first quarter of 2016 and down from $3.00 in the second quarter of 2015.

Second Quarter 2016 GAAP Financial Results

Summary GAAP financial results for the quarter ended June 30, 2016 include:

•

Operating Leases and Incentives Revenue was $30.1 million, up 97% from $15.3 million in the second quarter of the prior year. Total revenue for the quarter was $34.9 million, up 116% from $16.1 million in the second quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $38.5 million, up from $33.3 million in the same period of 2015.

•

Total Operating Expenses, including cost of revenue, were $71.4 million, compared to $88.5 million in the second quarter of 2015. Operating expenses included non-cash stock-based compensation expense of $0.8 million, and amortization of intangibles of $0.2 million.

•	Loss from Operations was $36.5 million compared to $72.3 million in the same period of 2015.

•	GAAP Net Income Available (Loss Attributable) to Stockholders per Diluted Share was $0.11, down from $0.12 in the second quarter of 2015.

•

Non-GAAP Loss Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.49), down from ($0.85) in the same period of 2015. See below for a further discussion of Non-GAAP Loss per Share.

•	Cash and Cash Equivalents as of June 30, 2016 were $69.6 million.

Financing Activity

As of June 30, 2016, the Company had $36.5 million in undrawn capacity in the aggregation facility, $125 million in undrawn capacity in the term debt facility, and 32 MWs of installation capacity remaining in our tax equity funds. Subsequent to quarter end, the Company entered into a $313 million term debt facility.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy systems – electricity generated by a solar energy system installed at a customer’s location – to residential customers in the United States. Vivint Solar’s customers pay little to no money upfront, receive significant savings relative to utility generated electricity rates and continue to benefit from guaranteed energy prices over the 20-year term of their contracts.  Vivint Solar finances, designs, installs, monitors and services the solar energy systems to make things easy for its customers. For more information, visit www.vivintsolar.com or follow @VivintSolar.

Note on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s growth prospects, and operating and financial results such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, estimated shares outstanding, the capacity of solar energy systems expected to be installed, estimated total revenue, and estimated total operating expenses and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs and state incentives, that affect the pricing of our offering; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; Vivint Solar’s limited operating history, particularly as a new public company; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.vivintsolar.com

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$69,614	$92,213
Accounts receivable, net	11,940	3,636
Inventories	3,867	631
Prepaid expenses and other current assets	16,000	17,078
Total current assets	101,421	113,558
Restricted cash and cash equivalents	19,552	15,035
Solar energy systems, net	1,303,904	1,102,157
Property and equipment, net	28,743	48,168
Intangible assets, net	1,901	2,031
Goodwill	—	36,601
Prepaid tax asset, net	364,536	277,496
Other non-current assets, net	15,034	14,024
TOTAL ASSETS	$1,835,091	$1,609,070
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$54,268	$49,986
Accounts payable—related party	493	1,905
Distributions payable to non-controlling interests and redeemable non-controlling interests	9,820	11,347
Accrued compensation	19,111	13,758
Current portion of deferred revenue	11,674	4,968
Current portion of capital lease obligation	5,706	5,489
Accrued and other current liabilities	32,792	29,017
Total current liabilities	133,864	116,470
Capital lease obligation, net of current portion	7,962	10,055
Long-term debt	550,572	415,850
Deferred tax liability, net	299,870	216,033
Deferred revenue, net of current portion	37,772	43,304
Other non-current liabilities	9,171	28,565
Total liabilities	1,039,211	830,277
Commitments and contingencies
Redeemable non-controlling interests	150,686	169,541
Stockholders' equity:
Common stock	1,077	1,066
Additional paid-in capital	532,611	530,646
Accumulated deficit	(31,617)	(12,769)
Total stockholders' equity	502,071	518,943
Non-controlling interests	143,123	90,309
Total equity	645,194	609,252
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$1,835,091	$1,609,070

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Operating leases and incentives	$30,061	$15,301	$46,639	$23,881
Solar energy system and product sales	4,843	834	5,495	1,799
Total revenue	34,904	16,135	52,134	25,680
Operating expenses:
Cost of revenue—operating leases and incentives	38,538	33,295	76,298	57,175
Cost of revenue—solar energy system and product sales	3,716	476	4,138	914
Sales and marketing	10,813	18,697	23,461	25,130
Research and development	144	920	1,376	1,502
General and administrative	18,064	31,364	40,984	49,994
Amortization of intangible assets	155	3,721	420	7,484
Impairment of goodwill and intangible assets	—	—	36,601	4,506
Total operating expenses	71,430	88,473	183,278	146,705
Loss from operations	(36,526)	(72,338)	(131,144)	(121,025)
Interest expense	7,413	2,730	13,178	4,857
Other expense	309	60	339	373
Loss before income taxes	(44,248)	(75,128)	(144,661)	(126,255)
Income tax expense	8,055	14,577	13,204	23,425
Net loss	(52,303)	(89,705)	(157,865)	(149,680)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(64,674)	(103,358)	(139,017)	(175,482)
Net income available (loss attributable) to common stockholders	$12,371	$13,653	$(18,848)	$25,802
Net income available (loss attributable) per share to common stockholders:
Basic	$0.12	$0.13	$(0.18)	$0.24
Diluted	$0.11	$0.12	$(0.18)	$0.24
Weighted-average shares used in computing net income available (loss attributable) per share to common stockholders:
Basic	107,226	105,988	106,922	105,647
Diluted	111,380	109,794	106,922	109,424

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(52,303)	$(89,705)	$(157,865)	$(149,680)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,773	5,545	19,876	9,753
Amortization of intangible assets	155	3,721	420	7,484
Impairment of goodwill and intangible assets	—	—	36,601	4,506
Deferred income taxes	39,466	37,179	83,837	54,203
Stock-based compensation	842	17,903	2,467	20,610
Loss on removal of solar energy systems and property and equipment	(185)	—	259	—
Non-cash interest and other expense	1,567	877	2,997	1,672
Reduction in lease pass-through financing obligation	(1,228)	—	(1,666)	—
Excess tax effects from stock-based compensation	(588)	—	(981)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(4,915)	(2,049)	(8,304)	(3,586)
Inventories	(2,337)	430	(3,236)	432
Prepaid expenses and other current assets	4,449	476	2,307	252
Prepaid tax asset, net	(45,043)	(50,756)	(87,040)	(87,193)
Other non-current assets, net	(1,587)	(324)	(3,294)	(228)
Accounts payable	(623)	1,022	(1,078)	1,051
Accounts payable—related party	(393)	154	(1,412)	(154)
Accrued compensation	308	4,080	4,638	3,611
Deferred revenue	116	1,262	1,174	2,751
Accrued and other liabilities	3,293	(9,344)	1,578	10,927
Net cash used in operating activities	(48,233)	(79,529)	(108,722)	(123,589)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(104,925)	(125,865)	(211,622)	(234,050)
Payments for property and equipment, net	(122)	(2,226)	(1,514)	(3,402)
Change in restricted cash and cash equivalents	(1,904)	(488)	(4,517)	(6,132)
Purchase of intangible assets	—	(307)	(291)	(329)
Net cash used in investing activities	(106,951)	(128,886)	(217,944)	(243,913)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	93,277	87,565	183,263	168,783
Distributions paid to non-controlling interests and redeemable non- controlling interests	(5,419)	(8,324)	(11,813)	(10,689)
Proceeds from long-term debt	50,204	86,000	144,706	103,500
Payments on long-term debt	—	—	(4,150)	—
Payments for debt issuance costs	—	—	(6,230)	(3,078)
Proceeds from lease pass-through financing obligation	579	—	860	—
Principal payments on capital lease obligations	(1,497)	(1,057)	(3,059)	(2,070)
Proceeds from issuance of common stock	490	588	490	588
Excess tax effects from stock-based compensation	—	1,632	—	1,632
Payments for deferred offering costs	—	—	—	(589)
Net cash provided by financing activities	137,634	166,404	304,067	258,077
NET DECREASE IN CASH AND CASH EQUIVALENTS	(17,550)	(42,011)	(22,599)	(109,425)
CASH AND CASH EQUIVALENTS—Beginning of period	87,164	194,235	92,213	261,649
CASH AND CASH EQUIVALENTS—End of period	$69,614	$152,224	$69,614	$152,224

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	June 30,	December 31,	June 30,
	2016	2015	2015

Installations	8,641	8,411	9,312
Megawatts installed	61.4	58.6	65.5
Cumulative installations	84,872	68,527	51,458
Cumulative megawatts installed	575.2	458.9	339.9
Estimated nominal contracted payments remaining (in millions)	$2,255.3	$1,871.9	$1,442.5
Estimated retained value under energy contract (in millions)	$862.0	$705.6	$531.3
Estimated retained value of renewal (in millions)	$252.9	$200.5	$148.7
Estimated retained value (in millions)	$1,115.0	$906.1	$680.0
Estimated retained value per watt	$1.95	$1.98	$2.00

Non-GAAP Earnings per Share (EPS) Before Noncontrolling Interests

We report GAAP EPS, which is based upon net income available (loss attributable) to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. Additionally, we have excluded the effect of the goodwill impairment for the six months ended June 30, 2016 as it is a non-cash, non-recurring event that is not representative of our ongoing business. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.49) and ($1.13) for the three and six months ended June 30, 2016.

Vivint Solar, Inc.
Non-GAAP Net Loss per Share
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(52,303)	$(89,705)	$(121,264)	$(149,680)
Net loss per share:
Basic and diluted	$(0.49)	$(0.85)	$(1.13)	$(1.42)
Weighted-average shares used in computing net loss per share:
Basic and diluted	107,226	105,988	106,922	105,647

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for Energy Contracts.

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Investor Contact:

Vivint Solar
Rob Kain
Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Media Contact:

Vivint Solar
Casey Briggs
Public Relations
801-229-6443

pr@vivintsolar.com